EXHIBIT 23






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          Consent of Ernst & Young Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Texfi Industries, Inc. Directors Deferred Stock Compensation Plan of our report dated December 7, 1994, with respect to the consolidated financial statements and schedules of Texfi Industries, Inc. included in its Annual Report (Form 10-K) for the year ended October 28, 1994 filed with the Securities and Exchange Commission.


                                   /S/ Ernst & Young LLP

                                   Ernst & Young LLP


Raleigh, North Carolina
June 20, 1995
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